                                                                    EXHIBIT 99.1
                                                                    ------------


INFOCURE CORPORATION ANNOUNCES RECORD FINANCIAL RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND ANNOUNCES DATE FOR INTRODUCTION OF NEW E-HEALTH TECHNOLOGIES

Atlanta - October 27/PRNewswire/-- InfoCure Corporation (Nasdaq: INCX - News) today announced record financial results for the third quarter and the nine months ended September 30, 1999.

1999 Third Quarter Highlights versus 1998 (a):

Revenue Increase:                              112%
EBITDA (b) Increase:                           173%
Net Income Increase:                           225%
Earnings Per Share Increase:                   113%

1999 Nine Months Highlights versus 1998 (a):

Revenue Increase:                              108%
EBITDA Increase:                               167%
Net Income Increase:                           170%
Earnings Per Share Increase:                    67%

                                       Summary Financial Table (a)
                                (in thousands, except per share data)
                                             (unaudited)
                                          Three Months Ended                           Nine Months Ended
                                             September 30,                               September 30,
                                    ---------------------------------          ------------------------------------
                                            1999             1998                        1999               1998
                                            ----             ----                        ----               ----

Revenue                                   $45,651           $21,581                    $127,075           $61,045
EBITDA                                     12,515             4,592                      33,534            12,558
Net Income                                  5,792             1,782                      14,594             5,409
Earnings Per Share - Diluted                 0.17              0.08                        0.50              0.30
Weighted Average Shares
 Outstanding - Diluted                     34,332            21,365                      29,259            18,124


(a) Excluding the net effects of nonrecurring charges totaling $1.1 million and $2.0 million for the three and nine months ended September 30, 1999, respectively; an extraordinary item of $4.9 million ($2.9 million, net of taxes) for the early retirement of debt in the nine months ended September 30, 1999; $1.9 million in nonrecurring charges and an $800,000 accretive dividend in the nine months ended September 30, 1998.

(b) Represents earnings before interest, taxes, depreciation, amortization and nonrecurring charges.

For the quarter ended September 30, 1999, total revenue was $45.7 million and net income was $5.8 million or $0.17 per diluted share excluding the net effects of $1.1 million of nonrecurring charges. Nonrecurring charges included a $513,000 non-cash charge for compensatory stock awards and $570,000 related primarily to transaction costs associated with three mergers completed during the period. This compares with total revenue of $21.6 million and net income of $1.8 million or $0.08 per diluted share for the quarter ended September 30, 1998.

After giving effect to the net impact of $1.1 million of nonrecurring charges, InfoCure reported net income of $5.1 million or $0.15 per diluted share for the quarter ended September 30, 1999.

For the nine month period ended September 30, 1999, total revenue was $127.1 million and net income was $14.6 million or $.50 per diluted share excluding the net effects of the $2.0 million in nonrecurring charges and a $4.9 million ($2.9 million, net of taxes) extraordinary item. The nonrecurring charges included $1.1 million in non-cash charges related to compensatory stock awards and $955,000 of merger costs. The extraordinary item represents a non-cash charge for the early retirement of debt. This compares with total revenue of $61.0 million and net income of $5.4 million or $0.30 per diluted share excluding the net effects of $1.9 million in non-recurring restructuring charges and an $800,000 non-cash accretive dividend for the nine month period ended September 30, 1998.

After giving effect to the net impact of nonrecurring charges and the extraordinary item, InfoCure reported net income of $10.4 million or $0.36 per diluted share for the nine month period ended September 30, 1999. This compares with net income of $3.3 million or $0.18 per diluted share after giving effect to the net impact of non-recurring restructuring charges and the accretive dividend for the nine month period ended September 30, 1998.

In addition, the Company announced that it will be holding a series of meetings that will preview to the investment community and its shareholders the Company's new internet ready electronic data interchange and business-to-business e-commerce technologies. The meetings are being held for analysts on November 17th and for InfoCure shareholders on November 18th at InfoCure's corporate headquarters in Atlanta. Attendance can be coordinated through Teddi Thrush at InfoCure investor relations, 212-332-8100.

Frederick L. Fine, President and CEO stated, "We are extremely proud to report that for the tenth straight quarter we have exceeded consensus analysts' estimates for InfoCure. I am particularly excited about the development of our new technologies that we will preview to the investment community and our shareholders. For the first time, we will be able to demonstrate the results of our increased research and development efforts in combination with our strategy of concentrating on individual healthcare specialties. In addition, we hope to illustrate how our new technologies will allow us to leverage our unique market positioning to access the opportunities presented by the new e-health portion of the internet economy."

Richard Perlman, InfoCure's Chairman commented, "In addition to the record revenues and profits achieved, I was particularly gratified that our focus on improving cash flow from operations and receivable days outstanding has yielded favorable results. As will be indicated in the condensed consolidated financial statements to be included in our upcoming filing of Form 10-Q for the quarter, cash flow from operations approximated $7 million for the period and receivable days outstanding decreased to 79. We will continue to focus on improving these metrics in the current quarter."

InfoCure is a leading national provider of healthcare practice management software products and services to targeted healthcare practice specialties, including anesthesiology, dermatology, emergency medicine, oral and maxillofacial surgery, orthodontics, pathology, podiatry and radiology, as well as to larger general medical practices. The Company's practice management software products automate the administrative, financial and clinical information management functions for a wide range of doctors and other healthcare providers. InfoCure provides its customers with ongoing software support, training and electronic data interchange (EDI) services.

Certain statements in this release are forward-looking including comments regarding the effectiveness of the Company's research and development efforts and market positioning. A discussion of certain risk factors that may cause results to differ from any forward-looking statements made herein can be found in filings made by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the period ending December 31, 1998 and the Company's Registration Statement on Form S-3 declared effective by the SEC on April 21, 1999.

                                               INFOCURE CORPORATION
                                       CONSOLIDATED STATEMENT OF OPERATIONS
                                                    (unaudited)
                                       (in thousands, except per share data)


                                                                                                 Proforma Excluding
                                                                                                Nonrecurring Charges
                                          Three Months                Three Months                  Three Months
                                              Ended                       Ended                        Ended
                                       September 30, 1999          September 30, 1998            September 30, 1999
                                       ------------------          ------------------            -----------------
Revenue:
   Systems and software                      $22,876                    $11,313                      $22,876
    Maintenance, support and  services        22,775                     10,268                       22,775
 Total revenue                                45,651                     21,581                       45,651

 Operating expense:
    Hardware and other items
       purchased for resale                   11,930                      4,646                       11,930
    Selling, general and administrative       21,206                     12,343                       21,206
    Depreciation and amortization              2,716                      1,188                        2,716
    Nonrecurring charges                       1,083                          -                            -
 Total operating expense                      36,935                     18,177                       35,852

 Operating income                              8,716                      3,404                        9,799

 Other expense:
    Interest expense, net                        365                        694                          365
 Income before income taxes                    8,351                      2,710                        9,434

 Provision for income tax                      3,227                        928                        3,642

 Net income                                  $ 5,124                    $ 1,782                      $ 5,792


 Earnings per share-basic                    $  0.18                    $  0.10                      $  0.20

 Earnings per share-diluted                  $  0.15                    $  0.08                      $  0.17


 Weighted average shares-basic                28,932                     17,121                       28,932

 Weighted average shares-diluted              34,332                     21,365                       34,332

 All prior period amounts have been restated to reflect the acquisitions of Radiology Management System, Inc. ("Radman"), OMSystems, Inc. ("OMS"), Macon Systems Management, LLC ("MSM"), Ardsley MIS, Inc. ("Orthoware"), Medfax Corporation("Medfax") and Scientific Data Management, Inc. ("SDM").

                                                       INFOCURE CORPORATION
                                               CONSOLIDATED STATEMENT OF OPERATIONS
                                                            (unaudited)
                                               (in thousands, except per share data)
                                                                                        Proforma                 Proforma
                                                                                        Excluding                Excluding
                                                                                      Nonrecurring              Nonrecurring
                                                                                         Charges                   Charges
                                                                                    and Extraordinary           and Accretive
                                                                                          item                    Dividend
                                            Nine Months           Nine Months          Nine Months               Nine Months
                                               Ended                 Ended                Ended                     Ended
                                         September 30, 1999    September 30, 1998   September 30, 1999         September 30, 1998
                                         ------------------    ------------------   ------------------         ------------------
Revenue:
    Systems and software                      $ 63,213             $31,553              $ 63,213                    $31,553
    Maintenance, support and  services          63,862              29,492                63,862                     29,492
 Total revenue                                 127,075              61,045               127,075                     61,045

 Operating expense:
    Hardware and other items
       purchased for resale                     31,830              14,412                31,830                     14,412
    Selling, general and administrative         61,711              34,075                61,711                     34,075
    Depreciation and amortization                6,942               3,213                 6,942                      3,213
    Nonrecurring charges                         2,038               1,874                    -                          -
 Total operating expense                       102,521              53,574               100,483                     51,700

 Operating income                               24,554               7,471                26,592                      9,345

 Other expense:
    Interest expense, net                        2,789               1,759                 2,789                      1,759
 Income before income taxes                     21,765               5,712                23,803                      7,586

 Provision for income tax                        8,422               1,639                 9,209                      2,177

 Net income before extraordinary item           13,343               4,073                14,594                      5,409

 Extraordinary item - early retirement
  of debt                                        2,935                   -                     -                          -


 Net income                                     10,408               4,073                14,594                      5,409

 Accretive dividend                                  -                 800                     -                          -

 Net income available to common
  stockholders                                $ 10,408             $ 3,273              $ 14,594                    $ 5,409


 Earnings per share-
    before extraordinary item
 Basic                                        $   0.54             $  0.28              $   0.59                    $  0.37
 Diluted                                      $   0.46             $  0.22              $   0.50                    $  0.30

 Earnings per share-
    after extraordinary item
 Basic                                        $   0.42             $  0.23              $   0.59                    $  0.37
 Diluted                                      $   0.36             $  0.18              $   0.50                    $  0.30

 Weighted average                               24,629              14,447                24,629                     14,447
     shares-basic

 Weighted average                               29,259              18,124                29,259                     18,124
      shares-diluted

 All prior period amounts have been restated to reflect the acquisitions of Radiology Management System, Inc. ("Radman"), OMSystems, Inc. ("OMS"), Macon Systems Management, LLC ("MSM"), Ardsley MIS, Inc. ("Orthoware"), Medfax Corporation("Medfax") and Scientific Data Management, Inc. ("SDM").